                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  __________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported)    SEPTEMBER 19, 1997
                                                  -----------------------



                                 MERISEL, INC.
                                 -------------
            (Exact name of registrant as specified in its charter)


          DELAWARE                  0-17156                   95-4172359
-------------------------------   ------------           -------------------
(State or other jurisdiction of   (Commission             (I.R.S. Employer
incorporation or organization)    File Number)           Identification No.)


200 CONTINENTAL BOULEVARD, EL SEGUNDO, CALIFORNIA      90245-0948
-------------------------------------------------      ----------
     (Address of principal executive offices)          (Zip Code)



    Registrant's telephone number, including area code    (310) 615-3080
                                                       --------------------
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Item 5.  OTHER EVENTS

On September 19, 1997, Merisel, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1 (the "Press Release") announcing that it has entered into an agreement (the "Stock and Note Purchase Agreement") with a subsidiary of Stonington Partners, Inc. ("Stonington") under which Stonington has loaned $137.1 million to the Company in the form of an unsecured convertible debt instrument (the "Note") due January 31, 1998 if the debt is not converted into equity prior to that time. Stonington has also made an equity investment of $14.9 million in exchange for approximately 4.9 million shares (the "Initial Shares") of common stock of the Company ("Common Stock"). The Stock and Note Purchase Agreement, attached hereto as Exhibit 99.2, provides that, upon a favorable stockholder vote and certain other conditions, the Note, attached hereto as Exhibit 99.3, will automatically convert into Common Stock (the "Conversion Shares"). The Conversion Shares and the Initial Shares would together represent approximately 62.4 percent of the outstanding Common Stock. The Company also entered into a registration rights agreement, attached hereto as Exhibit 99.4, providing for the registration by the Company of the Initial Shares, the Conversion Shares and, under certain circumstances, the Note.

The proceeds from the issuance of the Initial Shares and the Note were used to repay substantially all of the senior and subordinated debt of the Company's North American operating subsidiary, Merisel Americas, Inc.

The Press Release also announced that the Company's agreement with certain of the holders of the Company's 12 1/2% Senior Notes due 2004 (the "12.5% Notes") terminated as of September 19, 1997 after such holders declined to extend their agreement with respect to their debt restructuring plan. Accordingly, the 12.5% Notes will remain outstanding, and, to bring the interest on the 12.5% Notes current, and as required by the Indenture governing the 12.5% Notes (the "Indenture"), approximately $8 million has been deposited with the Indenture trustee for payment on October 16, 1997 to holders of 12.5% Notes of record on October 6, 1997. The Company believes that, given such deposit for payment, it is in full compliance with all of its obligations under the Indenture.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

     99.1      Press release dated September 19, 1997

     99.2 Stock and Note Purchase Agreement, dated Sepetmber 19, 1997, among Phoenix Acquisition Company II, L.L.C., Merisel, Inc. and Merisel Americas, Inc.

     99.3 Convertible Promissory Note dated Septmeber 19, 1997 of Merisel, Inc. and Merisel Americas, Inc.

     99.4 Registration Rights Agreement, dated Septmeber 19, 1997, by and among Merisel, Inc., Merisel Americas, Inc. and Phoenix Acquisition Company II, L.L.C.

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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MERISEL, INC.



Date:  September 22, 1997           By:  /s/  KAREN A. TALLMAN
                                       -----------------------
                                         Karen A. Tallman
                                         Vice President, General Counsel and
                                         Secretary

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